Exhibit 10.4

OMNIBUS AGREEMENT

among

AXEL JOHNSON INC.,

SPRAGUE RESOURCES HOLDINGS LLC,

SPRAGUE RESOURCES LP

and

SPRAGUE RESOURCES GP LLC

OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of,                     , 2011 among Axel Johnson Inc. (“Axel Johnson”), Sprague Resources Holdings LLC, a Delaware limited liability company (“Sprague Holdings”), Sprague Resources LP, a Delaware limited partnership (the “Partnership”), and Sprague Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS:

Upon the closing of the initial public offering of the Partnership (the “Initial Offering”), each of the Parties desires to enter into this Omnibus Agreement in order to address (i) the agreement of Axel Johnson to offer to the Partnership and to cause its controlled Affiliates to offer to the Partnership opportunities to acquire certain businesses and assets and (ii) the obligation of Sprague Holdings to indemnify the Partnership for certain liabilities.

ARTICLE I

Definitions

As used in this Agreement, all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP dated as of                     , 2011.

ARTICLE II

Right of First Refusal

Axel Johnson hereby agrees, and will cause its controlled Affiliates to agree, for so long as Axel Johnson or its controlled Affiliates, individually or as part of a group, control the General Partner, that if Axel Johnson or any of its controlled Affiliates has the opportunity to acquire a controlling interest in any assets or any business having assets that are primarily engaged in the businesses in which the Partnership is engaged as of the closing of the Initial Offering and that operate primarily in the United States or Quebec, Ontario or the Maritimes, Canada, then Axel Johnson or its controlled Affiliates will offer such acquisition opportunity to the Partnership and give the Partnership a reasonable opportunity to acquire such assets or business either before Axel Johnson or its controlled Affiliates acquire it or promptly after the consummation of such acquisition by Axel Johnson or its controlled Affiliates, at a price equal to the purchase price paid or to be paid by Axel Johnson or its controlled Affiliates plus any related transactions costs and expenses incurred by Axel Johnson or its controlled Affiliates. The Partnership’s decision to acquire or not acquire any such assets or businesses will require the approval of the Conflicts Committee. Any assets or businesses that the Partnership does not acquire pursuant to this right of first refusal may be acquired and operated by Axel Johnson or its controlled Affiliates.

This right of first refusal will not apply to:

•

Any acquisition of any additional interests in any assets or businesses owned by Axel Johnson or its controlled Affiliates as of the closing of the Initial Offering but not contributed to the Partnership in connection with the Initial Offering, including any replacements and natural extensions thereof and 9047-1137 Quebec, Inc. (“Kildair), a corporation which owns all of the equity interests in Kildair Service Ltd., an asphalt and residual fuel oil marketing and storage company (including the remaining ownership interest in Kildair that Axel Johnson and its Affiliates do not own as of the closing of the Initial Offering and any replacements and natural extensions thereof);

•

Any investment in or acquisition of any assets or businesses primarily engaged in the businesses in which the Partnership is engaged as of the closing of the Initial Offering and that do not operate primarily in the United States or Quebec, Ontario or the Maritimes, Canada;

•	Any investment in or acquisition of a minority non-controlling interest in any assets or businesses primarily engaged in the businesses described above; or

•

Any investment in or acquisition of any assets or businesses that Axel Johnson or its controlled Affiliates, as of the closing of the Initial Offering, are actively seeking to invest in or acquire, or have the right to invest in or acquire.

ARTICLE III

Right of Negotiation

Axel Johnson hereby agrees and will cause its controlled Affiliates to agree, for so long as Axel Johnson or its controlled Affiliates, individually or as part of a group, control the General Partner, that if Axel Johnson or any of its controlled Affiliates decide to attempt to sell (other than to another controlled Affiliate of Axel Johnson) any assets or businesses that are primarily engaged in a business in which the Partnership is engaged as of the closing of the Initial Offering and that operate primarily in the United States or Quebec, Ontario or the Maritimes, Canada (including its equity interests in Kildair), Axel Johnson or its controlled Affiliate will notify the Partnership of its desire to sell such assets or businesses and, prior to selling such assets or businesses to a third party, will negotiate with the Partnership exclusively and in good faith for a period of 60 days in order to give the Partnership an opportunity to enter into definitive documentation for the purchase and sale of such assets or businesses on terms that are mutually acceptable to Axel Johnson or its controlled Affiliate and the Partnership. If the Partnership and Axel Johnson or its controlled Affiliate have not entered into a letter of intent or a definitive purchase and sale agreement with respect to such assets or businesses within such 60 days, Axel Johnson or its controlled Affiliate will have the right to sell such assets or businesses to a third party following the expiration of such 60 days on any terms that are acceptable to Axel Johnson or its controlled Affiliate and such third party. The Partnership’s decision to acquire or not to acquire assets or businesses pursuant to this right will require the approval of the Conflicts Committee.

ARTICLE IV

Indemnification

Sprague Holdings will indemnify the Partnership for losses attributable to a failure to own any of the equity interests contributed to the Partnership in connection with the formation transactions described in the Registration Statement and income taxes attributable to operations ending at the beginning of the day after the Closing Date and the formation transactions described in the Registration Statement.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

ARTICLE V

Miscellaneous

5.1    Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

5.2    Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.2.

If to Axel Johnson:

155 Spring Street, 6th Floor

New York, NY 10012

Attn: Michael D. Milligan, President and CEO

Facsimile: 212-966-9516

If to Sprague Holdings:

2 International Drive

Suite 200

Portsmouth NH 03801

Attn: Paul A. Scoff, Vice President & General

Counsel Facsimile: 603-430-5324

If to the Partnership or the General Partner:

Sprague Resources GP LLC

Two International Drive, Suite 200

Portsmouth, New Hampshire 03801

Attn: Paul A. Scoff, Vice President and General

Counsel Facsimile: 603-430-5324

5.3    Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

5.4    Termination of Agreement. This Agreement, other than the provisions set forth in Article IV hereof, may be terminated by any Party in the event that Axel Johnson, directly or indirectly, owns less than 50% of the voting equity of the General Partner. For avoidance of doubt, the Parties’ indemnification obligations under Article IV shall survive the termination of this Agreement in accordance with their respective terms.

5.5    Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

5.6    Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto; provided, however, that the Partnership may make a collateral assignment of this Agreement solely to secure working capital financing for the Partnership.

5.7    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.8    Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

5.9    Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

5.10    Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

AXEL JOHNSON INC.

By:
Name:
Title:

SPRAGUE RESOURCES HOLDINGS LLC

By:
Name:
Title:

SPRAGUE RESOURCES LP By: Sprague Resources GP LLC, its general partner

By:
Name:
Title:

SPRAGUE RESOURCES GP LLC

By:
Name:
Title: